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                                                                          (m)(1)

                              Amended and Restated

                        Service and Distribution Plan for

                         PILGRIM INVESTMENT FUNDS, INC.

                              Pilgrim MagnaCap Fund

                             Pilgrim High Yield Fund

                                 Class A Shares

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                          SERVICE AND DISTRIBUTION PLAN

      WHEREAS, Pilgrim Investment Funds, Inc. (the "Company") engages in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended (the "Act");

      WHEREAS, shares of common stock of the Company are currently divided into two series, PILGRIM MAGNACAP FUND and PILGRIM HIGH YIELD FUND (the "Funds");

      WHEREAS, adoption of a Multiple Class Plan by the Company's Board of Directors at a meeting on June 7, 1995, shares of common stock of the Funds are divided into classes of shares, one of which is designated Class A;

      WHEREAS, Class A is the successor to the shares of the Fund that had been offered prior to adoption of the Multiple Class Plan, and a distribution plan pursuant to Rule 12b-1 ("12b-1 Plan") of the Investment Company Act of 1940 had been adopted for such shares and was in effect through June 7, 1995; and

      WHEREAS, the Company employs Pilgrim Securities, Inc. (the "Distributor") as distributor of the securities of which it is the issuer; WHEREAS, the Company and the Distributor have entered into an Underwriting Agreement pursuant to which the Company has employed the Distributor in such capacity during the continuous offering of shares of the Company;

      NOW, THEREFORE, the Company hereby adopts the Plan on behalf of the Funds with respect to its Class A shares in accordance with Rule 12b-l under the Act on the following terms and conditions:

      WHEREAS, the Company wishes to restate the Plan as set hereinafter.

      1. A. Pilgrim MagnaCap Fund shall pay to the Distributor, as the distributor of the Class A shares of the Fund, a fee for distribution of the shares at the rate of up to 0.05% on an annualized basis of the average daily net assets of the Fund's Class A shares, provided that, at any time such payment is made, whether or not this Plan continues in effect, the making thereof will not cause the limitation upon such payments established by this Plan to be exceeded. Such fee shall be calculated and accrued daily and paid at such intervals as the Board of Directors shall determine, subject to any applicable restriction imposed by rules of the National Association of Securities Dealers, Inc. Some portion of this fee may in the future be paid for distribution expenses.

         B. Pilgrim MagnaCap Fund and Pilgrim High Yield Fund shall pay to the Distributor, as the distributor of the Class A shares of the Funds, a service fee at the rate of

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0.25% on an annualized basis of the average daily net assets of the Funds' Class
A shares, provided that, at any time such payment is made, whether or not this Plan continues in effect, the making thereof will not cause the limitation upon such payments established by this Plan to be exceeded. Such fee shall be calculated and accrued daily and paid at such intervals as the Board of Directors shall determine, subject to any applicable restriction imposed by rules of the National Association of Securities Dealers, Inc.

      2. The amount set forth in paragraph 1.A. of this Plan shall be paid for the Distributor's services as distributor of the shares of the Funds in connection with any activities or expenses primarily intended to result in the sale of the Class A shares of the Funds, including, but not limited to, payment of compensation, including incentive compensation, to securities dealers (which may include the Distributor itself) and other financial institutions and organizations (collectively, the "Service Organizations") to obtain various distribution related and/or administrative services for the Funds. These services include, among other things, processing new shareholder account applications, preparing and transmitting to the Funds' Transfer Agent computer processable tapes of all transactions by customers and serving as the primary source of information to customers in answering questions concerning the Funds and their transactions with the Funds. The Distributor is also authorized to engage in advertising, the preparation and distribution of sales literature and other promotional activities on behalf of the Funds. In addition, this Plan hereby authorizes payment by the Fund of the cost of preparing, printing and distributing Fund Prospectuses and Statements of Additional Information to prospective investors and of implementing and operating the Plan. Distribution expenses also include an allocation of overhead of the Distributor and accruals for interest on the amount of distribution expenses that exceed distribution fees and contingent deferred sales charges received by the Distributor.

      The amount set forth in paragraph 1.B. of this Plan may be used by the Distributor to pay securities dealers (which may include the Distributor itself) and other financial institutions and organizations for servicing shareholder accounts, including a continuing fee which may accrue immediately after the sale of shares.

      Payments under the Plan will not exceed the Distributor's cumulative reimbursable expenses under the Plan. For purposes of determining the Distributor's cumulative reimbursable expenses under the Plan, expenses of the current year shall be added to prior expenses of the Distributor which were incurred not more than three years prior and for which the Distributor has not yet been reimbursed. Reimbursement of expenses shall then be calculated on a "first-in, first-out" basis.

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      3. The Plan shall continue in full force and effect as to the Class A shares of the Funds for so long as such continuance is specifically approved at least annually by votes of a majority of both (a) the Directors of the Company and (b) those Directors of the Company who are not "interested persons" of the Company (as defined in the Act) and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to it (the "Rule 12b-l Directors"), cast in person at a meeting (or meetings) called for the purpose of voting on this Plan and such related agreements.

      4. The Distributor shall provide to the Directors of the Company, and the Directors shall review, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

      5. This Plan may be terminated as to each Fund at any time, without payment of any penalty, by vote of the Directors of the Company, by vote of a majority of the Rule 12b-l Directors, or by a vote of a majority of the outstanding voting securities of Class A shares of the Funds on not more than 30 days' written notice to any other party to the Plan.

      6. This Plan may not be amended to increase materially the amount of distribution fee (including any service fee) provided for in paragraph 1 hereof unless such amendment is approved by a vote of the shareholders of the Class A shares of each of the Funds, and no material amendment to the Plan shall be made unless approved in the manner provided for annual renewal in paragraph 3 hereof.

      7. While this Plan is in effect, the selection and nomination of Directors who are not interested persons (as defined in the Act) of the Company shall be committed to the discretion of the Directors who are not such interested persons.

      8. The Company shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 6 hereof, for a period of not less than six years from the date of this Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

      9. The provisions of this Plan are severable as to each series, and any action to be taken with respect to this Plan shall be taken separately for each series affected by the matter.

Last Revised: May 24, 1999

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                              SCHEDULE OF APPROVALS

                               WITH RESPECT TO THE

               AMENDED AND RESTATED SERVICE AND DISTRIBUTION PLAN

                                       FOR

                           ING INVESTMENT FUNDS, INC.
                    (FORMERLY PILGRIM INVESTMENT FUNDS, INC.)

                                 CLASS A SHARES

                                       MAXIMUM COMBINED
                                SERVICE AND DISTRIBUTION FEES
                                 (as a percentage of average           LAST CONTINUED/
FUND                                  daily net assets)               APPROVED BY BOARD         REAPPROVAL DATE
----                            -------------------------------       -----------------         ---------------
ING MagnaCap Fund                           0.30%                       July 11, 2002           September 1, 2003

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